SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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MENTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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MENTOR CORPORATION

201 Mentor Drive
Santa Barbara, California  93111
Telephone: (805) 879-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 13, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mentor Corporation, a Minnesota corporation (the "Company"), will be held Wednesday, September 1 3, 2006 at 10:00 a.m. local time at the Four Seasons Resort, The Biltmore, 1260 Channel Drive, Santa Barbara, California 93108 (the "Annual Meeting"), to consider and take action upon the following matters, as more fully described in the proxy statement accompanying this notice:

1.	To approve a decrease in the authorized number of members of the Board of Directors from nine to seven;
2.	To elect a Board of seven directors to serve until the next Annual Meeting, or until their successors are duly elected and qualified;
3.	To approve an amendment to the 2005 Long-Term Incentive Plan to increase the aggregate number of shares of the Company's common stock available for award grants by 1,600,000 shares;
4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 2007; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on July 18, 2006 as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournments or postponements thereof.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

                                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                            /s/Joseph A. Newcomb
                                                                                                            Joseph A. Newcomb
                                                                                                            Secretary

Dated:  July 29, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.  IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

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MENTOR CORPORATION
201 Mentor Drive
Santa Barbara, California  93111

ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 13, 2006

PROXY STATEMENT

General

The enclosed proxy is solicited by the Board of Directors of Mentor Corporation (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Resort, The Biltmore, located at 1260 Channel Drive, Santa Barbara, California, on Wednesday, September 13, 2006, at 10:00 a.m. local time (the "Annual Meeting"), and any and all adjournments or postponements thereof.  This Proxy Statement and form of proxy, along with the Annual Report of the Company for the fiscal year ended March 31, 2006, are being mailed to the Company's shareholders on or about July 29, 2006.

Voting; Quorum; Abstentions and Broker Non-Votes

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement.  Only holders of record of the 41,790,491 shares of the Company's common stock outstanding at the close of business on July 18, 2006 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.  On each matter to be considered at the Annual Meeting, shareholders will be entitled to cast one vote for each share held of record on July 18, 2006.  Holders of common stock do not have cumulative voting rights.

The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum and that, except as otherwise provided by statute or the Articles of Incorporation of the Company, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of common stock represented by "broker non-votes" (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the recordholder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

Proposals 1, 3, and 4  each require the approval of a majority of the voting power of all outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on each such proposal.  Therefore, abstentions as to Proposals 1, 3, or 4 will have the same effect as votes against such proposals.  Broker non-votes as to Proposals 1, 3, or 4, however, will be deemed shares not entitled to vote on such proposals and will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

Directors will be elected under Proposal 2 by a favorable vote of a plurality of the voting power of all outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on Proposal 2.  Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

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Proxies

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote:

1.       FOR decreasing the authorized number of members of the Board of Directors from nine to seven directors;

2.       FOR the election of each of the nominees for election to the Board of Directors listed in the proxy;

3.       FOR the amendment to the 2005 Long-Term Incentive Plan to increase the aggregate number of shares of the
   Company's common stock available for award grants by 1,600,000 shares;

4.       FOR ratification of the appointment of Ernst & Young LLP as independent auditors; and

5.       As to any other business which may properly come before the meeting, in accordance with their best judgment.

Any stockholder has the power to revoke his or her proxy at any time before it is voted.  A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy.

Solicitation

The cost of soliciting proxies will be borne by the Company.  The solicitation will be primarily by mail.  Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock.  Further solicitation of proxies may be made by telephone or oral communication with some shareholders by the Company's regular employees who will not receive additional compensation for the solicitation.  The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

PROPOSAL 1

APPROVAL OF DECREASE IN AUTHORIZED NUMBER OF DIRECTORS

General

The Company's Bylaws generally provide that the Board of Directors must consist of not less than three directors, with the number to be determined by a resolution of the shareholders, subject to the right of the Board of Directors by resolution to increase such number of directors by no more than two over the number last established by the shareholders.  At the 2005 Annual Meeting of Shareholders, the authorized number of members of the Company's Board of Directors was set at nine, and nine directors were elected by the shareholders.  Two of these directors resigned subsequent to the 2005 Annual Meeting of Shareholders.  The Company's shareholders are being asked to approve a decrease in the authorized number of members of the Board of Directors from nine to seven directors.

The proposed decrease in the authorized number of directors will reduce the number of board positions to match the number of nominees, avoid vacant positions and permit the shareholders to elect seven individuals to the Board.

Proposal

At the Annual Meeting, shareholders will be asked to approve a decrease in the authorized number of members of the Board of Directors from nine to seven directors.  Approval of this Proposal requires the affirmative vote of a majority of the voting power of all outstanding shares of the Company's common stock present, in person or represented by proxy, at the Annual Meeting and entitled to be voted on this Proposal.  The Board of Directors recommends that you vote FOR this Proposal.

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PROPOSAL 2

ELECTION OF DIRECTORS

General

Directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified.  The number of directors currently authorized is nine.  If Proposal 1 is approved, the authorized number of directors will be decreased to seven.

The Board of Directors has proposed seven individuals as nominees to serve as directors of the Company.  The seven individuals identified below will be presented as nominees for election to the Board.  Each of these nominees is standing for re-election.

Unless individual shareholders specify otherwise, the shares represented by each returned proxy will be voted FOR the election of the seven nominees named below.  Although it is anticipated that each nominee will be able and willing to serve as a director, should any nominee become unable or unwilling to serve, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy, but may not vote for more than seven individuals.

The following sets forth certain information concerning nominees for directors of the Company:

Nominee	Age	Director Since	Positions and Offices Held with the Company
Joseph E. Whitters	48	2004	Chairman of the Board
Michael L. Emmons	65	2004	Director
Walter W. Faster	73	1980	Director
Joshua H. Levine	48	2004	President, Chief Executive Officer and Director
Michael Nakonechny	78	1980	Director
Ronald J. Rossi	66	1999	Director
Jeffrey W. Ubben	45	2003	Director

Joseph E. Whitters has served as a Senior Advisor to Frazier Healthcare Ventures, a health care focused venture capital firm since 2005.  From 1986 until 2005 he held various financial, accounting and tax positions at First Health Group Corp., a managed health care company, including being the CFO from 1988 until 2004.  In January 2005, First Health Group Corp. was acquired.  Prior to joining First Health Group Corp., Mr. Whitters was employed in various financial, accounting and tax positions by United HealthCare Corp., Overland Express and Peat Marwick.  Mr. Whitters is a certified public accountant.  He is also a director of Omnicell, Inc. and Luminent Mortgage Capital.

Michael L. Emmons retired from Accenture, a worldwide consulting firm (formerly known as Andersen Consulting), in August 2001 where he had developed and managed its worldwide tax function since 1995.  Prior to joining Accenture, he had been a tax partner with Arthur Andersen & Co., where he was employed for over 28 years in various tax and management positions.  Mr. Emmons is a certified public accountant and an attorney.

Walter W. Faster retired as Vice President, Corporate Growth and Development for General Mills, Inc., a manufacturer of packaged foods and other consumer goods, in 1997.  Prior to his retirement, he served in various executive marketing and finance capacities with General Mills, Inc. from 1963 to 1997.  Prior to that, he served as a management consultant with Booz, Allen and Hamilton, an international consulting firm.

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Joshua H. Levine has served as the President and Chief Executive Officer and a director since May 2004.  He was President and Chief Operating Officer from December 2003 to May 2004, Senior Vice President, Global Sales and Marketing from June 2002 to December 2003, Vice President, Domestic Sales and Marketing, for Aesthetic Products from September 2000 to June 2002, assuming global responsibilities for all of aesthetic sales and marketing activities in November 2001.  He served as Vice President, Sales, Aesthetic Products from October 1996 to September 1998.  During his early tenure with the Company, Mr. Levine resigned his position as Vice President, Sales and Marketing, Aesthetics Products which he held from September 1998 to January 2000, to join a start-up practice management organization, The Plastic Surgery Company, where he was Chief Development Officer until his resignation in September 2000.  (More than a year after his resignation, in March 2002, The Plastic Surgery Company filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.)  Prior to his employment with the Company, Mr. Levine was employed by Kinetics Concepts, Inc., a specialty medical equipment manufacturer, in a variety of executive level sales and marketing positions, ultimately serving as Vice President and General Manager of KCI Home Health Care Division from 1989 to 1996.  Mr. Levine earned his bachelor's degree in Communications from University of Arizona, Tucson.

Michael Nakonechny has been President of NAK Associates Corp., a closely held engineering consulting company, since 1981.  He also served as Chairman of the Board, President, Chief Executive Officer and Secretary of Transducer Systems, Inc., a manufacturer of electro-mechanical transducers, from November 1968 to January 1989.

Ronald J. Rossi was Chief Executive Officer of LoJack Corporation, a company which develops and markets stolen vehicle recovery technology, from November 2000 until February 1, 2005 and retired as Chairman of the Board on May 18, 2006, a position to which he was first elected in March 2001.  Mr. Rossi has been a member of the Board of UST, Inc. a consumer products company, since June 2004.  Mr. Rossi served as President of Oral-B Worldwide, a maker of oral personal care products and a subsidiary of The Gillette Company, from 1998 to 2000.  He also served as President of Gillette North America Grooming Division from 1988 to 1998 and prior to that held various executive and sales and marketing positions at The Gillette Company.

Jeffrey W. Ubben is a founder and has been a Managing Member of VA Partners, L.L.C., an investment partnership, since 2000.  From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital, an investment management firm.  Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995.  Mr. Ubben is a director of Per Se Technologies, Inc., Gartner Inc. and Catalina Marketing Corp.

Corporate Governance

Pursuant to Minnesota law and the Company's Bylaws, the Company's business and affairs are managed by or under the direction of the Board of Directors.  Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Copies of the written committee charters for the Audit, Compensation and Nominating and Governance Committees, as well as the Company's Corporate Governance Guidelines, its Code of Ethics for Senior Financial Officers and its Code of Business Conduct and Ethics are available on the Company's website, and can be found under the "Investor Relations" and "Corporate Governance" links.  The Company's website is www.mentorcorp.com.  Copies are also available in print, free of charge, by writing to Investor Relations, Mentor Corporation, 201 Mentor Drive, Santa Barbara, California 93111.  The Company may post amendments to or waivers of the provisions of the Code of Ethics for Senior Financial Officers and its Code of Business Conduct and Ethics, if any, on the website.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

The Board has determined that all of the director nominees, other than Mr. Levine, including those who serve on the Audit, Compensation and Nominating and Governance Committees, are "independent" under the listing standards of the New York Stock Exchange, as well as in the assessment of the Board and that the members of the Audit Committee are also "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.  The Board based this determination primarily on a review of the responses of the director nominees to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

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Board Committees and Meetings

The Board of Directors held 20 meetings during the fiscal year ended March 31, 2006.  The Board of Directors has standing Compensation, Audit and Nominating and Governance Committees.  Each incumbent director attended at least 80% of the total number of meetings of the Board of Directors and Board Committees on which that director served.  Members of the Board and its committees also consulted informally with management from time to time and acted by written consent without a meeting.

Audit Committee.  The Charter for the Audit Committee of the Board of Directors is available on the Company's website.  Please note that the information on the Company's website is not incorporated by reference in this Proxy Statement.  The Charter requires that the Audit Committee be comprised of at least three members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange.  The current members of the Audit Committee are Messers. Emmons, Faster, Nakonechny and Whitters.  Although more than one member of the committee is believed to qualify as an audit committee financial expert, the Audit Committee has designated Mr. Emmons as that expert.

The Audit Committee assists the Board of Directors in discharging its responsibilities to oversee the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal auditors.  It has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.  The committee is also responsible for producing an Audit Committee Report for inclusion in the Company's proxy statement.  The Audit Committee held 11 meetings during the fiscal year ended March 31, 2006.

Compensation Committee.  The Charter for the Compensation Committee of the Board of Directors is available on the Company's website.  The Charter requires that the Compensation Committee be comprised of at least two members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange.  The current members of the Compensation Committee are Messers. Ubben, Faster, Nakonechny, and Rossi.

The Compensation Committee assists the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers and directors, including, among other things, annual salaries and bonuses, stock options, and other incentive compensation arrangements.  In addition, it administers the Company's stock option plan.  The committee is also responsible for producing a Compensation Committee Report for inclusion in the Company's proxy statement.  The Compensation Committee held a total of eight meetings during the fiscal year ended March 31, 2006.

Nominating and Governance Committee.  The Charter for the Nominating and Governance Committee of the Board of Directors is available on the Company's website.  The Charter requires that the Nominating and Governance Committee be comprised of at least two members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange.  The current members of the Nominating and Governance Committee are Messers. Rossi, Faster, and Nakonechny.

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the full Board of Directors nominees for election as directors.  To fulfill this role, the committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.  In considering candidates for directors, the committee takes into account a number of factors, including the following:  (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill, integrity and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Company; (viii) financial and accounting background to enable the committee to determine whether the candidate would be suitable for possible Audit Committee membership or quality as an "audit committee financial expert," (ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; (x) whether the candidate has agreed to be interviewed by the Committee if requested; (xi) the size and composition of the existing Board; and (x) diversity the candidate offers to the Board and the Company.

In addition, candidates must be willing and able to devote the required amount of time to Company business.  In evaluating candidates, the committee seeks to achieve a balance of knowledge, experience and capability on the Board.

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The Nominating and Governance Committee will consider qualified candidates for directors suggested by shareholders applying the criteria for candidates described above and considering the additional information referred to below.  Shareholders wishing to suggest a candidate for director should write the Chairman of the Nominating and Governance Committee at the Company's principal executive offices and include: (i) the shareholders' name and contact information; (ii) a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate's business and educational experience; (v) information regarding each of the factors listed above, other than that regarding Board size and composition, sufficient to enable the committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to the Board; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; (viii) detailed information about any relationship or understanding between the proposing shareholder and candidate and (ix) all other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director.  In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by the Chairman of the Nominating and Governance Committee at the Company's principal executive offices not later than the 120th calendar day before the one year anniversary of the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders.

Before nominating a sitting director for reelection at an annual meeting, the committee will consider the director's performance on the Board and whether the director's reelection will be consistent with the Company's Corporate Governance Guidelines.

When seeking candidates for director, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of the candidate, the committee will interview the candidate if it believes the candidate might be suitable for a director.  The committee may also ask the candidate to meet with management.  If the committee believes the candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate's election.  The Committee has recommended the nomination of the individuals named in this Proposal 2 for election to the Board of Directors at this Annual Meeting.

In addition to the above, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principals applicable to the Company and overseeing the evaluation of the Board of Directors and management.  The Nominating and Governance Committee held five meetings during the fiscal year ended March 31, 2006.

Executive Sessions.  Non-management directors meet regularly in executive session without management.  Non-management directors are all those who are not Company officers and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with the Company.  Executive sessions are led by the Chairman of the Board.  An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Chairman or at the request of other directors.

Compensation of Directors

Following shareholder approval of the Company's 2000 Long-Term Incentive Plan in October 2000, each non-employee director was granted an option to purchase what is now equivalent to 60,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on the date of such grant.  These options have a term of ten years and become exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date.  In 2003, Mr. Ubben was named a non-employee director, but due to the large share holdings of VA Partners, LLC, the investment partnership he founded and manages, he was not granted any options to purchase shares of common stock.  On September 14, 2004, Messrs. Emmons and Whitters were named directors and each was granted an option to purchase 20,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on the date of such grant.  On February 19, 2005, Mr. Whitters was named Chairman of the Board of Directors and was granted an option to purchase an additional 20,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on the date of such grant.  On October 5, 2005 each non-employee director received an award of 4,857 shares of restricted stock, which vest over five years, in lieu of option grants.  These restricted stock awards were conditioned on the award recipient's agreement to achieve and maintain levels of ownership of the Company's common stock in the amount of at least three times the directors' annual base fees of $50,000.

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On June 15, 2006, the Compensation Committee approved certain changes in the compensation program for non-employee members of the Board of Directors from that in effect during fiscal 2006.  Commencing on July 1, 2006, cash compensation of directors is as follows:

•      Board members who are employees of the Company will continue to receive no additional compensation for their services as directors;

•      each non-employee member of the Board of Directors of the Company will continue to receive an annual base fee of $50,000;

•      the Chairman of the Board, who is a non-employee director, will receive an additional annual fee of $70,000, which is reduced from $100,000;

•      the Chairman of the Audit Committee, who is also a non-employee director, will continue to receive an additional $20,000 annually;

•      the Chairman of each of the Compensation Committee and the Nominating and Governance Committees, each of whom is also a non-employee director, will now receive an additional annual fee of $5,000; and

•      each member of a committee of the Board of Directors now will receive a per meeting fee of $1,000 for attending any committee meetings other than those scheduled on the same day or the day following the quarterly board meeting.

Director fees are paid quarterly.  Mr. Ubben's fees for service as a director are paid directly to VA Partners, LLC, the investment partnership he founded and for which he is the Managing Member.

Director Attendance at Annual Meetings

The Company typically schedules a Board meeting in conjunction with its annual meeting of shareholders and expects that the Company's directors will attend, absent a valid reason.  Last year, all nine of the Company's directors attended the Company's annual meeting of shareholders.

Proposal

At the Annual Meeting, shareholders will be asked to elect seven directors to serve on the Company's Board of Directors until the next annual meeting of shareholders or until their respective successors have been elected and qualified.  The nominees receiving the highest number of affirmative votes of the voting power of all outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on this Proposal shall be elected.  The Board of Directors recommends that you vote FOR the election of each of the nominees listed above.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE
MENTOR CORPORATION 2005 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve an amendment to the Mentor Corporation 2005 Long-Term Incentive Plan (formerly known as the Mentor Corporation Amended 2000 Long-Term Incentive Plan) (the "2005 Plan"), that would increase the number of shares of the Company's common stock available for award grants under the 2005 Plan by an additional 1,600,000 shares so that the new aggregate share limit for the 2005 Plan would be 7,600,000 shares.  The amendment was adopted by the Board of Directors, subject to shareholder approval, on July 17, 2006:

As of July 18, 2006, a total of 3,189,277 shares of the Company's common stock were then subject to outstanding awards granted under the 2005 Plan, of which 2,419,020 shares were subject to outstanding stock options, 413,547 shares were subject to outstanding and unvested restricted stock awards, and 356,710 shares were subject to outstanding and unvested performance unit awards.  (These performance unit awards provide for a target number of shares and may be paid from 0% to 200% of the target number based on the Company's performance during the applicable period.  In reporting the number of shares subject to outstanding performance unit awards, we have assumed the maximum 200% payment even though that level may not be achieved.)  In addition, 737,134 shares of the Company's common stock were subject to outstanding options granted under the Company's 1991 Stock Option Plan (the "1991 Plan").  The outstanding options under the 2005 Plan and the 1991 Plan had a combined weighted-average exercise price of $23.88 and weighted-average remaining term of 6.2 years.  As of July 18, 2006, an additional 640,517 shares of the Company's common stock were then available for new award grants under the 2005 Plan.  No additional awards may be granted under the 1991 Plan.

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The Board of Directors approved the additional share authority requested under the 2005 Plan based, in part, on a belief that the number of shares currently available under the 2005 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.   However, we will continue to have the authority to grant awards under the 2005 Plan, within the existing 2005 Plan share limits, if shareholders do not approve the proposed 2005 Plan amendment.

Summary Description of the 2005 Plan

The principal terms of the 2005 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2005 Plan, as amended by Proposal 3, which has been filed as an exhibit to this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission's website at http://www.sec.gov.  You may also obtain, free of charge, a copy of the 2005 Plan by writing to the Corporate Secretary, Mentor Corporation, 201 Mentor Drive, Santa Barbara, California 93111.

Purpose.  The purpose of the 2005 Plan is to promote the success of the Company and the interests of its shareholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company.  Equity-based awards are also intended to further align the interests of award recipients and the Company's shareholders.

Administration.  The Board of Directors or one or more committees appointed by the Board of Directors administers the 2005 Plan.  The Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee.  A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company if permitted by applicable law.  (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, and in the current instance, the Compensation Committee), or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•      to select participants and determine the type(s) of award(s) that they are to receive;

•      to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•      to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•      to accelerate, or extend the vesting or exercisability, or extend the term of any or all outstanding awards;

•      subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•      to allow the purchase price of an award or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option award under the 2005 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2005 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  Currently, approximately 1,000 officers and employees of the Company and its subsidiaries (including all of the Company's named executive officers), and each of the Company's seven non-employee directors, are considered eligible under the 2005 Plan at the present time.

10

Authorized Shares; Limits on Awards.  The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2005 Plan is 6,000,000 shares.  If shareholders approve the proposed 2005 Plan amendment, the number of shares available for award grant purposes under the 2005 Plan will be increased by an additional 1,600,000 shares so that the new aggregate share limit for the 2005 Plan will be 7,600,000 shares.

The following other limits are also contained in the 2005 Plan:

•      The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,000,000 shares.

•      The maximum number of shares subject to those options that are granted during any calendar year to any individual under the plan is 500,000 shares.

•      The maximum number of shares subject to all awards that are granted during any fiscal year to any individual under the plan is 500,000 shares.  This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•      "Performance-Based Awards" under Section 5.2 of the 2005 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan.  To the extent that shares are delivered pursuant to the exercise of a stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan.  In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.

Types of Awards.  The 2005 Plan authorizes stock options, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan.  The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price").  The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant, except with respect to awards granted retroactively in tandem with or as a substitution for another award.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2005 Plan" below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2005 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described below.

Subject to limited exceptions set forth in Section 5.1.4 of the 2005 Plan, the 2005 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period.  "Full-value awards" are awards granted under the Plan that are neither a stock option or a delivery of shares in respect of compensation earned but deferred.

11

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards").  Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options which may also qualify as performance-based awards for Section 162(m) purposes).  Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis.  The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.  The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain.  The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof.  The performance measurement period with respect to an award may range from three months to ten years.  Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above).  Before any Performance-Based Award (other than an option) is paid, the Administrator must certify that the performance target or targets have been satisfied.  The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 60% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2005 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances at the Administrator's discretion.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2005 Plan, are not made for value.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

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No Limit on Other Authority.  The 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

Termination of or Changes to the 2005 Plan.  The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner.  Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan.  For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.)  Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on July 24, 2015.  Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.  However, the Company may be entitled to a deduction and the participant may be required to recognize income if there is a sale or other disposition of the shares acquired on exercise of an incentive stock option prior to the expiration of the applicable required holding periods.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2005 Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the proposed 2005 Plan amendment.  The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2005 Plan cannot be determined at this time.  If the share increase reflected in the proposed 2005 Plan amendment had been in effect in fiscal 2006, the Company expects that its award grants for fiscal 2006 would not have been substantially different from those actually made in that year under the 2005 Plan.

For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2006, see the material under the heading "Executive Compensation" below.  For information regarding past award grants under the 2005 Plan, see the "Aggregate Past Grants Under the 2005 Plan" table below.

The closing market price for a share of the Company's common stock as of July 18, 2006 was $41.35 per share.

13

Aggregate Past Grants Under the 2005 Long-Term Incentive Plan

As of July 18, 2006, options covering 2,419,020 shares of the Company's common stock had been granted under the 2005 Long-Term Incentive Plan.  In addition, restricted stock awards and performance stock unit awards covering 770,257 shares of the Company's common stock were also granted.  Of these options, the following number of shares have been granted subject to options to the persons and groups identified below:

	STOCK OPTIONS				RESTRICTED STOCK AND PERFORMANCE STOCK UNITS[1]
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of July 18,2006 Exercisable Unexercisable		Number of Shares Subject to Past Restricted Stock/Unit Grants	Number of Shares/ Units Vested as of July18, 2006	Number of Shares/Units Outstanding and Unvested as of July18, 2006
Executive Group:
Joshua H. Levine President and Chief Executive Officer	377,000	-	180,750	196,250	125,000	-	125,000
Kathleen M. Beauchamp Vice President, Sales and Marketing	127,200	-	61,900	65,300	65,000	-	65,000
David J. Adornetto Vice President, Operations	124,000	-	64,000	60,000	30,000	-	30,000
Loren L. McFarland Vice President, Chief Financial Officer and Treasurer	79,000	-	46,500	32,500	45,000	-	45,000
A. Christopher Fawzy Vice President, General Counsel and Secretary	43,500	4,250	15,500	23,750	20,000	-	20,000
Total for Executive Group:	750,700	4,250	368,650	377,800	285,000	-	285,000

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	STOCK OPTIONS				RESTRICTED STOCK AND PERFORMANCE STOCK UNITS[1]
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of July 18,2006 Exercisable Unexercisable		Number of Shares Subject to Past Restricted Stock/Unit Grants	Number of Shares/ Units Vested as of July18, 2006	Number of Shares/Units Outstanding and Unvested as of July18, 2006
Non-Executive Director Group:
Joseph E. Whitters Director and Nominee	40,000	-	10,000	30,000	4,857	-	4,857
Michael L. Emmons Director and Nominee	20,000	-	5,000	15,000	4,857	-	4,857
Walter W. Faster Director and Nominee	60,000	-	60,000	-	4,857	-	4,857
Michael Nakonechny Director and Nominee	60,000	-	60,000	-	4,857	-	4,857
Ronald J. Rossi Director and Nominee	60,000	60,000	-	-	4,857	-	4,857
Jeffrey W. Ubben Director and Nominee	-	-	-	-	4,857	-	4,857
Total for Non-Executive Group:	240,000	60,000	135,000	45,000	29,142	-	29,142
Each other person who has received 5% or more of the options, warrants or rights under the 2005 Plan	-	-	-	-	-	-	-
All employees, including all current officers who are not executive officers or directors, as a group	3,632,575	1,298,464	945,308	1,536,149	-	-	-
Total	4,623,275	1,362,714	1,448,958	1,958,949	314,142	-	314,142

[1] This column includes the target number of performance-based performance stock units that may be paid under certain outstanding awards granted by the
   Company under the 2005 Plan. The target number of units subject to these awards will be paid if the Company achieves pre-established target goals for the period ending March 31, 2009. The maximum payment possible under these awards if the Company exceeds the target goals is two times the target number of units.

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Equity Compensation Plan Information

The Company currently maintains three equity compensation plans:  the 1991 Stock Option Plan (the "1991 Plan"), the 2005 Plan and the Mentor Corporation Employee Stock Purchase Plan (the "ESPP").  Each of these plans has been approved by the Company's shareholders.  Shareholders are being asked to approve an amendment that would increase the share limit of the 2005 Plan, as described in Proposal 3 above.

The following table sets forth, for the Company's equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2006.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	3,402,936 [1,2]	$24.11	1,745,302 [1,3]
Equity compensation plans not approved by shareholders	0	N/A	0
Total	3,402,936	$24.11	1,745,305
[1] The information is presented after giving effect to purchases under the ESPP for the offering period under the ESPP that ended March 31, 2006.
[2] Does not include an aggregate of 279,142 shares of restricted stock subject to time-based vesting requirements.

[3] Of these shares, 398,231 were available under the ESPP and 1,347,071 were available under the 2005 Plan.  No new awards may be granted under the 1991 Plan.  All of the shares available under the 2005 Plan may be used for any form of award authorized under the 2005 Plan, including options, restricted stock, stock bonuses and performance stock units.  This table does not reflect the 1,600,000 additional shares that will be available under the 2005 Plan if shareholders approve the proposed 2005 Plan amendment.

Proposal

The Board of Directors believes that the approval of the proposed amendments to the 2005 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors are eligible for awards under the 2005 Plan and thus have a personal interest in the approval of the 2005 Plan proposal.  At the Annual Meeting, shareholders will be asked to approve the 2005 Plan amendment as described above and reflected in the 2005 Plan set forth in Exhibit A hereto.  Approval of this Proposal requires the affirmative vote of a majority of the voting power of all outstanding shares of the Company's common stock present, in person or represented by proxy, at the Annual Meeting and entitled to be voted on this Proposal.  The Board of Directors recommends that you vote FOR this proposal.

16

 PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

General

Pursuant to authority delegated to the Audit Committee by the Board of Directors, the Audit Committee has appointed the firm of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 2007.  This appointment is being submitted to the Company's shareholders for ratification.  Ernst & Young LLP has audited the financial statements of the Company for the fiscal year ended March 31, 2006, and for prior years, and has advised the Company that neither the firm nor any of its partners has any direct or indirect material financial interests in the Company or its subsidiaries, nor have they had any connection during the past three years with the Company or its subsidiaries in any capacity other than that of independent accountants and auditors.  A representative of Ernst & Young LLP will be present at the 2006 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.  It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

In the event the shareholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Audit Committee of the Board of Directors.

Audit and All Other Fees

The fees billed to the Company by Ernst & Young LLP for services rendered during the fiscal year were as follows:

	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$1,016,955	$1,032,438
Audit-Related Fees (2)	185,000	118,075
Tax Fees (3)	226,030	78,553
All Other Fees (4)	1,500	5,000
TOTAL	$1,429,485	$1,234,066
(1)

Audit Fees - These are fees for professional services performed by Ernst & Young LLP for the audit of the Company's annual financial statements and review of financial statements included in the Company's 10-Q filings, and Section 404 attest services, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees - These are fees for assurance and related services performed by Ernst & Young LLP.  This includes professional services related to the audit of the financial statements for our urology business in conjunction with our divestiture of that business and assistance performing due diligence in connection wit potential acquisitions.

(3)

Tax Fees - These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.  This includes preparation or review of original and amended tax returns for the Company and/or its subsidiaries and other "Audit-Related" items and assistance in responses to various tax authorities.

(4)	All Other Fees - This category is for fees related to the Ernst & Young LLP online subscription service and an education seminar sponsored by Ernst & Young LLP.

Under its Charter, the Audit Committee must pre-approve all engagements of the Company's independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission.  Each year, the independent auditor's retention to audit the Company's financial statements, including the associated fee, is approved by the committee.  At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management.  At each subsequent Audit Committee meeting, the committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval.  The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings.  If the Chairman so approves any such engagements, he will report that approval to the full committee at the next committee meeting.

17

Since the April 1, 2004, each new engagement of Ernst & Young LLP has been approved in advance by the Audit Committee and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission's rules.

Proposal

At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 2007.  Approval of this Proposal requires the affirmative vote of a majority of the voting power of all outstanding shares of the Company's common stock present, in person or represented by proxy, at the Annual Meeting and entitled to be voted on this Proposal.  The Board of Directors recommends that you vote FOR this Proposal.

Under its Charter, the Audit Committee must pre-approve all engagements of the Company's independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission.  Each year, the independent auditor's retention to audit the Company's financial statements, including the associated fee, is approved by the committee.  At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management.  At each subsequent Audit Committee meeting, the committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval.  The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings.  If the Chairman so approves any such engagements, he will report that approval to the full committee at the next committee meeting.

Since the April 1, 2004, each new engagement of Ernst & Young LLP has been approved in advance by the Audit Committee and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission's rules.

Proposal

At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 2007.  Approval of this Proposal requires the affirmative vote of a majority of the voting power of all outstanding shares of the Company's common stock present, in person or represented by proxy, at the Annual Meeting and entitled to be voted on this Proposal.  The Board of Directors recommends that you vote FOR this Proposal.

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OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the common stock of the Company as of June 30, 2006, by (i) each person who beneficially owns more than five percent (5%) of such stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the compensation tables below, and (iv) all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Approximate Percent of Class
Fidelity Management & Research Company (2)	6,717,700	15.13%
Neuberger Berman, Inc. (3) Neuberger Berman, LLC	6,074,988	13.69%
Jeffrey W. Ubben (4)	2,026,990	4.65%
Joshua H. Levine	348,829	*
Walter W. Faster	242,295	*
Loren L. McFarland	171,500	*
David J. Adornetto	150,400	*
Michael Nakonechny	125,257	*
Kathleen M. Beauchamp	117,000	*
Ronald J. Rossi	73,037	*
A. Christopher Fawzy	36,000	*
Joseph E. Whitters	22,357	*
Michael L. Emmons	9,857	-
All current directors and executive officers as a group (11 persons)	3,288,982	7.48%
* Less than 1%
(1)

Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, except to the extent spouses share authority under applicable law.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of June 30, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  The figures include options to purchase common stock exercisable within 60 days of June 30, 2006 and held by:  Mr. Levine, 258,750 shares; Mr. Faster, 120,000 shares; Mr. McFarland, 149,000; Mr. Adornetto, 120,400 shares; Mr. Nakonechny, 60,000 shares; Ms. Beauchamp, 76,900 shares; Mr. Fawzy, 16,000 shares; Mr. Whitters, 10,000 shares; Mr. Emmons, 5,000 shares, and all current directors and executive officers as a group, 816,050 shares.

(2)

According to a Schedule 13G, Amendment No. 1 filed by FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., with the Securities and Exchange Commission on February 14, 2006, FMR Corp., and Edward C. Johnson 3d, in his capacity as Chairman of FMR Corp., have sole power to vote 638,000 shares and sole power to dispose of 6,717,700 shares.  The following affiliates of FMR Corp. are also beneficial owners of such shares in the following amounts; Fidelity Management & Research Corp., 6,114,800, Fidelity Management Trust Company, 247,300, Strategic Advisors Incorporated, 89,700, Edward C. Johnson 3d, 61,100, Fidelity International Limited, 204,800.  The address for each of these parties is 82 Devonshire Street, Boston, MA  02109.

(3)

According to a Schedule 13G, Amendment No. 2 filed by Neuberger Berman Inc., Neuberger Berman LLC and Neuberger Berman Management Inc. and Neuberger Berman Equity Funds with the Securities and Exchange Commission on February 21, 2006.  Neuberger Berman Inc. and Neuberger Berman LLC have power to vote for 200,750 shares, shared power to voting for 4,611,200 shares, and shared dispositive power for 6,074,988 shares.  Neuberger Berman Management Inc. has shared voting and dispositive power for 4,611,200 shares.  Neuberger Berman Equity Funds has shared voting and dispositive power for 4,526,000 shares.  The address of each of these parties is 605 Third Avenue, New York, New York 10158-3698.

(4)

Includes 2,023,133 shares of common stock beneficially owned by VA Partners, L.L.C. as general partner of ValueAct Capital Partners Co-Investors, L.P. and ValueAct Capital Master Fund, L.P. and VA Partners, L.L.C., and as investment advisor of ValueAct Capital International, Ltd.  Mr. Ubben is attributed beneficial ownership of these shares as a managing member of VA Partners, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest in each fund.

19

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The current executive officers of the Company are as follows:

Name	Age	Positions with the Company
Joshua H. Levine	48	President and Chief Executive Officer
Loren L. McFarland	47	Vice President, Chief Financial Officer and Treasurer
Kathleen M. Beauchamp	41	Vice President, Sales and Marketing
Joseph A. Newcomb	56	Vice President, Secretary and General Counsel
Cathy S. Ullery	53	Vice President, Human Resources

For additional information with respect to Mr. Levine who is also a nominee as a director of the Company, see "Election of Directors."

Loren L. McFarland has served as Chief Financial Officer and Treasurer since May 2004.  He was Vice President of Finance and Corporate Controller from 2001 to May 2004, Controller from 1989 to 2001, Assistant Controller from 1987 to 1989 and General Accounting Manager from 1985 to 1987.  Prior to his employment with the Company, Mr. McFarland was employed by Touche Ross and Co., a public accounting firm, as a Certified Public Accountant and auditor from 1981 to 1985.  Mr. McFarland earned his bachelor's degree in Business Administration and Accounting from the University of North Dakota and a master's degree in Business Administration from the University of California at Los Angeles.

Kathleen M. Beauchamp has served as Vice President Sales & Marketing since December 2003 and as an executive officer since July 2004.  She was Vice President of Aesthetic Sales between April 2002 and December 2003, and Director of Sales, Domestic Aesthetics from January 2000 to April 2002.  Ms. Beauchamp has served as an Aesthetics sales representative, National Sales Trainer, Regional Manager, and National Sales Manager since her employment with the Company in May 1993, and has 20 years of experience in the healthcare industry, including pharmaceutical and biotechnology.  Ms. Beauchamp is a graduate of Santa Clara University.

Joseph A. Newcomb previously served as Executive Vice President, General Counsel and Secretary of Inamed Corporation, from August 2002 through its acquisition by Allergan Corporation in March 2006.  From August 1997 until July 2002, Mr. Newcomb provided legal, tax and financial services to early stage and start-up companies.  Prior to that, from May 1989 until July 1997, he was Vice President and General Counsel for the U.S. affiliate and portfolio companies of Brierley Investments Limited, an international holding company, where he was an active participant in the origination of investments and the management and operations of the portfolio companies.  Mr. Newcomb received a B.B.A. from the University of Notre Dame, a J.D. from the University of Connecticut and a LL.M. from Georgetown University Law Center.  Mr. Newcomb is a Certified Public Accountant and member of the American Institute of CPAs.

Cathy S. Ullery joined the Company in 1998 and has served in several capacities in the Human Resources Department.  She was promoted to Director, Human Resources in July 1999, and Vice President, Human Resources in May 2002.  Prior to her employment with the Company, Ms. Ullery was Director, Organizational Effectiveness for the City of Tucson from 1993 to 1997.  From 1982 to 1993, she held various positions of increasing responsibility for the Arizona Education Association, an affiliate of the National Education Association, ultimately serving as the Executive Manager for Field Services and Member Programs.

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Summary of Cash and Certain Other Compensation

The following table sets forth certain summary compensation information concerning the named executive officers for each of the Company's last three fiscal years.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards (2) ($)	Securities Underlying Options (#)	All Other Compensation (3) ($)
Joshua H. Levine (4) President and Chief Executive Officer	2006 2005 2004	$496,125 $375,079 $288,813	$152,500 $310,145 $1,375	$4,216,800	150,000 100,000 85,000	$21,382 $17,235 $21,608
Kathleen M. Beauchamp (5) Vice President Sales and Marketing	2006 2005 2004	$298,375 $241,942 $264,723	$69,000 $174,864 $7,365	$2,108,400	50,000 25,000 36,200	$16,435 $18,806 $16,450
David J. Adornetto (6) Vice President Operations	2006 2005	$274,240 $241,942	$63,250 $168,399	$1,581,300	40,000 25,000	$15,830 $15,800
Loren L. McFarland (7) Vice President, Chief Financial Officer and Treasurer	2006 2005	$318,329 $234,413	$69,000 $174,950	$1,054,200	20,000 25,000	$13,550 $11,852
A. Christopher Fawzy (8) Vice President, General Counsel and Secretary	2006	$238,518	44,400	$1,054,200	25,000	$15,997
(1)	The principal position for each executive officer reflects the executive officers and title held by each of them for the fiscal year ended March 31, 2006.
(2)

Represents the grant of restricted shares of the Company's common stock to the executive.  The restricted stock vests over five years at 20% per year beginning on the first anniversary of the grant.  The value set forth above is based on the closing price of the common stock on the NYSE on the date of grant, October 5, 2005, which was $52.71 per share.  The executive is entitled to receive all dividends paid with respect to such shares of restricted stock.

(3)

All Other Compensation represents matching amounts contributed by the Company on behalf of the named individual under the terms of the Company's 401(k) Plan, the Company provided term life insurance and executive vehicle program, if applicable.

(4)

Mr. Levine became an executive officer of the Company in September 2001.  In December 2003, Mr. Levine was appointed President and Chief Operating Officer and in May 2004 he was appointed President and Chief Executive Officer.  As of March 31, 2006, Mr. Levine held a total of 80,000 restricted shares of common stock with a value of $3,624,800, based on the $45.31 closing price of the common stock on the NYSE on March 31, 2006.  All Other Compensation for fiscal 2006 totaling $21,382 is comprised of $14,557 covered under the executive vehicle program, $6,744 in matching amounts contributed by the Company on behalf of Mr. Levine under terms of the Company's 401(k) Plan; and $51 in Company provided term life insurance.  All Other Compensation totaling $17,235 and $21,608  for fiscal 2005 and 2004, respectively, is comprised of $10,568 and $14,663 covered under the executive vehicle program; $6,033 and $6,515  in matching amounts contributed by the Company on behalf of Mr. Levine under terms of the Company's 401(k) Plan; and $634 and $430 in Company provided term life insurance.

(5)

Ms. Beauchamp was appointed an executive officer of the Company in December 2003. The table reflects compensation for the full fiscal year in which she became an executive officer.  As of March 31, 2006, Ms. Beauchamp held a total of 40,000 restricted shares of common stock with a value of $1,812,400, based on the $45.31 closing price of the common stock on the NYSE on March 31, 2006.   All Other Compensation for fiscal 2006 totaling $16,435 is comprised of $7,114 covered under the executive vehicle program, $6,403 in matching amounts contributed by the Company on behalf of Ms. Beauchamp under terms of the Company's 401(k) Plan; and $31 in Company provided term life insurance.   All Other Compensation totaling $18,806 and $16,450 for fiscal 2005 and 2004, respectively, is comprised of $12,869 and $10,000 covered under the executive vehicle program, $5,650 and $6,296 in matching amounts contributed by the Company on behalf of Ms. Beauchamp under terms of the Company's 401(k) Plan, and $287and $154 in Company provided term life insurance.

(6)

Mr. Adornetto resigned his position as an employee and executive officer effective July 14, 2006.  As of March 31, 2006, Mr. Adornetto held a total of 30,000 restricted shares of common stock with a value of $1,359,300, based on the $45.31 closing price of the common stock on the NYSE on March 31, 2006.  All Other Compensation totaling $15,830 for fiscal 2006 is comprised of $9,600 covered under the executive vehicle program, $6,202 in matching amounts contributed by the Company on behalf of Mr. Adornetto under terms of the Company's 401(k) Plan, and $28 in Company provided term life insurance.  All other compensation totaling $15,800 for fiscal 2005 is comprised of $9,600 covered under the executive vehicle program, $5,913 in matching amounts contributed by the Company on behalf of Mr. Adornetto under terms of the Company's 401(k) plan, and $287 in Company provided term life insurance.

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(7)

Mr. McFarland was appointed an executive officer of the Company in May 2004.  The table reflects compensation for the full fiscal year in which he became an executive officer.  As of March 31, 2006, Mr. McFarland held a total of 20,000 restricted shares of common stock with a value of $906,200, based on the $45.31 closing price of the common stock on the NYSE on March 31, 2006. All Other Compensation for fiscal 2006 totaling $13,550 is comprised of $7,114 covered under the executive vehicle program, $6,404 in matching amounts contributed by the Company on behalf of Mr. McFarland under terms of the Company's 401(k) Plan; and $33 in Company provided term life insurance.  All Other Compensation totaling $11,852 for fiscal 2005 is comprised of $5,196 covered under the executive vehicle program, $6,260 in matching amounts contributed by the Company on behalf of Mr. McFarland under terms of the Company's 401(k) Plan, and $396 in Company provided term life insurance.

(8)

Mr. Fawzy resigned his position as an employee and executive officer effective June 24, 2006.  As of March 31, 2006, Mr. Fawzy held a total of 20,000 restricted shares of common stock with a value of $906,200, based on the $45.31 closing price of the common stock on the NYSE on March 31, 2006.  All Other Compensation totaling $15,997 for fiscal 2006 is comprised of $9,600 covered under the executive vehicle program, $6,372 in matching amounts contributed by the Company on behalf of Mr. Fawzy under terms of the Company's 401(k) Plan, and $25 in Company provided term life insurance.

Options Grants

The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended March 31, 2006 to each of the named executive officers.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms ($) (3) 5% 10%
Joshua H. Levine	150,000	16.8%	$ 37.70	4/27/15	$ 3,556,399	$ 9,012,614
Kathleen M. Beauchamp	50,000	5.6%	$ 37.70	4/27/15	$ 1,185,466	$ 3,004,205
David J. Adornetto	40,000	4.5%	$ 37.70	4/27/15	$ 948,373	$ 2,403,364
Loren. L. McFarland	20,000	2.2%	$ 37.70	4/27/15	$ 474,187	$ 1,201,682
A. Christopher Fawzy	25,000	2.8%	$ 37.70	4/27/15	$ 592,733	$ 1,502,102
(1)

All options were granted under the Company's 2005 Long-Term Incentive Plan.  Each option will generally become exercisable for the option shares in four equal and successive annual installments over the optionee's period of service with the Company, beginning one year after the grant date.  Each option has a maximum term of ten years, subject to earlier termination immediately prior to a change in control (as defined in the 2005 Long-Term Incentive Plan); alternatively, the administrator of the 2005 Long-Term Incentive Plan may provide for replacement of outstanding options with options to purchase shares of the surviving corporation, or for a cash payment in exchange for the cancellation of outstanding options.

(2)

The exercise price of each option is equal to the fair market value of the common stock on the date of grant.  The exercise price may be paid in cash or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term.  These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.  There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.

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Aggregated Option Exercises and Year-End Option Values

The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended March 31, 2006 by each of the named executive officers and the aggregated fiscal year-end value of the unexercised options of each such executive officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable Unexercisable		Value of Unexercised In-The-Money Options At Fiscal Year End ($) (2) Exercisable Unexercisable
Joshua H. Levine	-	-	177,000	278,000	$4,748,045	$3,396,325
Kathleen M. Beauchamp	-	-	51,350	90,850	$1,327,977	$1,163,711
David J. Adornetto	-	-	95,650	84,750	$2,849,847	$1,181,425
Loren L. McFarland	20,000	587,250	130,750	52,250	$4,346,515	$734,100
A. Christopher Fawzy	-	-	5,125	34,625	$110,515	$364,500
(1)	Value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.
(2)

An In-The-Money option is an option which has an exercise price for the common stock that is lower than the fair market value of the common stock on a specified date.  The fair market value of the Company's common stock at March 31, 2006 was $45.31 per share.

Employment Agreements

The Company has entered into employment agreements with each of Mr. Levine, Mr. McFarland, Ms. Beauchamp, Mr. Newcomb, and Ms. Ullery.  Pursuant to the terms of these employment agreements, Mr. Levine receives a current base salary of $500,000, Mr. McFarland, Ms. Beauchamp and Mr. Newcomb each receives a current base salary of $300,000 and Ms. Ullery receives a current base salary of $225,000.  Each of the executives is also entitled to receive an annual incentive bonus of up to a specified percentage of their base salary (100% in the case of Mr. Levine and 75% in the case of each of the other executives) and future grants of options or other equity awards consistent with the Company's executive compensation program.  Pursuant to his employment agreement, Mr. Newcomb also received a grant of options to acquire 125,000 of Company common stock and an award of 20,000 restricted shares of company common stock upon joining the Company.

In addition, each of these employment agreements also provides for certain severance benefits in the event of termination of employment.  In the case of termination by the Company without cause or resignation by the executive for good reason (as those terms are defined in the agreements), each executive is entitled to receive severance compensation equal to 36 months of their then-current base salary, payment of full COBRA premiums for 24 months following termination and a prorated amount of their annual incentive bonus based upon the timing of termination in relation to the end of the then fiscal year.  In the case of termination within 12 months following a change in control of the Company (as defined therein), each executive is entitled to receive the same severance compensation as above, except that they will receive 100% of their annual incentive bonus, rather than a prorated amount, and all outstanding stock options, performance stock units, and shares of restricted stock shall vest and the related restrictions shall lapse.

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On June 24, 2006, the Compensation Committee approved awards of performance stock units to the executive officers under the Company's 2005 Long-Term Incentive Plan.  Upon vesting of the units, the participant will receive shares of company common stock.  The units will vest subject to the attainment of specified targets for "total shareholder return" as defined by the Compensation Committee from June 23, 2006 to March 31, 2009.  Participants will receive as little as zero shares if 85% or less of the targeted criteria are met and up to 200% of the targeted number of shares if the total shareholder return meets or exceeds 150% of the targeted criteria.  Mr. McFarland, Ms. Ullery, Mr. Newcomb and Ms. Beauchamp each received awards of performance stock units representing up to a maximum of 40,000 shares.  On July 13, Mr. Levine received an award of performance stock units representing up to a maximum of 90,000 shares.

Severance Arrangements

On June 24, 2006, the Compensation Committee approved a separation and release agreement and a consulting agreement for A. Christopher Fawzy, the Company's former Vice President, General Counsel and Secretary, following his resignation from the Company.  Pursuant to the terms of Mr. Fawzy's separation and release agreement, he received a severance payment equal to 36 months of his base salary and a payment for a pro rated bonus equal to one-third of his eligible bonus amount for fiscal 2007.  Mr. Fawzy will be entitled to payments of COBRA premiums for up to 24 months.  Mr. Fawzy executed a release of claims in favor of the Company and agreed not to solicit the Company's employees for a period of 12 months.  Pursuant to the terms of the consulting agreement, he will provide consulting services from the date of the agreement through October 31, 2007.  Through December 31, 2006, Mr. Fawzy will receive a flat fee of $9,000 per month for up to 36 hours of consulting services and a fee of $250 per hour for any additional services.  After January 1, 2007, Mr. Fawzy will receive a flat fee of $2,400 per month for up to eight hours of consulting services and a fee of $300 per hour for any additional services.  Mr. Fawzy will be eligible to receive additional payments totaling $120,000 as certain milestones are met.  Mr. Fawzy's unvested stock options and restricted stock awards will continue to vest during his consulting period.

On June 30, 2006, the Company approved a mutual release of all claims agreement for David J. Adornetto, the Company's former Vice President, Operations, following his resignation from the Company.  Pursuant to the terms of the release agreement, he received in consideration for the release, a severance payment of $200,000 on July 14, 2006.  Mr. Adornetto will not be entitled to any benefits under his previous employment agreement with the Company.  The Company released and discharged Mr. Adornetto from any and all claims arising out of his prior employment with the Company

On June 30, 2006, the Compensation Committee also approved a consulting agreement with Mr. Adornetto, effective as of July 14, 2006.  Pursuant to the consulting agreement, Mr. Adornetto will continue negotiating a licensing agreement with a potential strategic alliance partner by providing reasonable business efforts in negotiating the agreement in accordance with a non-binding letter of intent between the Company and the potential licensor.  Mr. Adornetto will coordinate all efforts in this process, including the efforts of outside legal counsel and inside Company personnel and also will provide regular updates on the progress of the licensing agreement.  The consulting agreement has a term of five (5) months commencing on July 14, 2006 and may be extended by mutual agreement of the parties.  The Company will pay Mr. Adornetto a lump sum payment of $600,000 payable on January 1, 2007 for his consulting services.  In addition, Mr. Adornetto will receive $200 per hour for any work performed in excess of five (5) hours per week during the term of the consulting agreement, but in no event will Mr. Adornetto's maximum daily fee exceed $1,500.  The Company will reimburse Mr. Adornetto's reasonable travel and other expenses incurred in connection with his effort to accomplish the negotiated licensing agreement.  Mr. Adornetto's restricted stock and stock options will continue to vest without interruption through the term of the consulting agreement pursuant to Mr. Adornetto's applicable restricted stock and stock option agreements.

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Compensation Committee Interlocks and Insider Participation

During fiscal 2006 Messrs. Faster, Nakonechny, Rossi, Ubben and Young (until his retirement in March 2006) served on the Compensation Committee.  No member of the Compensation Committee was an officer or employee of the Company at any time during fiscal 2006 or at any other time.

On March 2, 2006, the Company repurchased 60,000 shares of Mentor Corporation common stock from Dr. Young after his retirement from the Board of Directors.  The repurchase was part of the Company's ongoing share repurchase program and was pre-approved by the Audit Committee and the Board of Directors.  The repurchase was valued at $43 per share, a 3% discount from the closing market price quoted on the New York Stock Exchange of $44.37 on March 2, 2006.

As part of the Company's share repurchase program, the Company agreed on June 5, 2006, to repurchase from an investment partnership managed by ValueAct Capital Master Fund, L.P. 2 million shares of its common stock at $42 per share, a 0.5% discount from the closing market price quoted on the New York Stock Exchange of $42.21 on June 5, 2006.  The 2.0 million shares were repurchased for a total of $84 million and represented approximately 4.6% of the outstanding shares before the transaction.  After the transaction, ValueAct Capital, through several of its investment partnerships, continues to own more than 2 million shares of common stock, or approximately 5% of the outstanding shares of the Company.  Mr. Jeffrey Ubben, a Managing Director of ValueAct Capital, is a member of the Company's Board of Directors.  The repurchase of these shares was pre-approved by the Audit Committee and the Board of Directors with interested parties abstaining or not in attendance.

COMPENSATION COMMITTEE REPORT

The Company's Compensation Committee (the "Committee") reviews and approves each of the elements of the executive compensation program and assesses the effectiveness and competitiveness of the overall program.

The Company's executive compensation program is designed to accomplish several goals, including:

•      To attract, motivate, retain and reward employees of outstanding ability

•      To link changes in employee compensation to individual and corporate performance

•      To align the interests of management with the interests of the Company's shareholders

•      To facilitate the development of a progressive high performance culture

•      To strengthen the relationship between pay and performance

•      To provide levels of compensation that are competitive with those provided in the markets in which the Company competes for executives.

Key Provisions of the Executive Compensation Program

The Company's executive compensation plan consists of five components:  base salary, quarterly incentive bonus, annual incentive bonus, special project bonus, and long-term incentives in the form of stock options, restricted stock grants and performance stock units.  The Company has established a link between pay and performance by emphasizing variable components of the plan, that is, annual incentive bonuses, special project bonuses, and stock options, restricted stock grants and performance stock units.

Base Salary.  The Committee determines base salaries for executive officers on the basis of a number of factors, including an assessment of competitive compensation levels for U.S.-based publicly traded medical equipment and supply companies utilizing data provided by an independent consulting firm, the Company's financial condition, any changes in job responsibilities, and the performance of each executive.  Executive officer base salaries generally are set to be within a competitive range of comparable compensation data for other similarly situated executives within the industry.  Base salaries below the competitive range are adjusted to be within the competitive range.  Base salaries within the competitive range are increased annually to adjust for inflation and other external factors.  The percentage increase in fiscal 2006 was 2%.

Quarterly Incentive Bonus.  Executive officers were eligible to receive a quarterly incentive bonus equivalent to one-half of one percent (0.5%) of their base salaries under a broad program which includes most U.S. employees.  The bonus is earned if the Company achieves its planned operating earnings threshold for each quarter.  In fiscal 2006, the Company reached its planned threshold only in the first quarter.

25

Annual Incentive Bonus.  Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their base salaries under the Company's bonus plan.  The Company establishes bonus pay-out targets (ranging from 60% to 100% of base salary with the potential for a 20% additional bonus for outstanding results of the Company, plus up to a 10% additional bonus for outstanding individual performances, which increases the maximum payout, depending on the executive officer, to 79%, 99% or 132% of base salary) that are designed to bring the level of total annual cash compensation (base salary plus annual incentive bonus) within the range for comparable positions at similar U.S.-based medical equipment and supply companies when superior performance is achieved.  Performance is measured at the corporate, functional unit and individual level.  The total potential bonus for each executive is broken down into several factors as appropriate for that executive's area of responsibility.  Each factor is then weighted with emphasis placed on profitability measures or other appropriate criteria.  These factors, and the relative weight given to each factor, vary with each executive officer at the Committee's sole discretion.  For each factor, the Committee defines and establishes quantifiable and qualitative measures.  No bonus is paid for performance below acceptable levels.

Special Project Bonus.  Certain of the Company's executive officers were eligible to receive special project bonuses for project assignments that are of extra significance to the Company's strategy.  The Compensation Committee had determined the amount of the potential bonus and the appropriate measures to determine the executive's success in achieving project milestones.

Long-term Incentive (Equity Grants).  Generally, the Company has awarded stock options to executive officers on an annual basis, or upon a significant promotion or increase in duties.  Each grant was designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Awards to specific employees, including the Chief Executive Officer, were made on the basis of each employee's job responsibilities and recommendations of the executive officers of the Company concerning the individual's contributions (both historical and potential) to the success of the Company, and generally without regard to prior awards of stock option grants.  These recommendations also took into consideration competitive practices for stock option grants as determined by an independent compensation consultant using survey information.  The survey information encompassed data on both competitive grant levels for individual executives and total options granted as a percentage of shares outstanding.

The Board of Directors believes that the investment community values stock ownership by the Company's executive officers and that, by holding an equity position in the Company, executive officers demonstrate their commitment to and belief in the long-term profitability of the Company.  In light of this, during fiscal 2006, the Compensation Committee determined to replace future stock options awards in its executive compensation plan with restricted stock awards and to require recipients to hold and maintain specified levels of stock ownership.

In October 2005, the Company granted restricted stock awards to its executive officers.  The restricted stock awards were conditioned on the award recipient's agreement to achieve and maintain specified levels of ownership of the Company's common stock throughout the period of his or her employment with the Company.

26

Chief Executive Officer Compensation

On April 27, 2005, the Company entered into a new employment agreement with Mr. Levine effective as of April 1, 2005.  The agreement provides, among other things, that he is to receive (i) a base salary of $500,000, (ii) an annual incentive bonus of up to 100% of base salary, and (iii) a stock option grant to purchase 150,000 shares of the Company's common stock and future equity awards in amounts consistent with Company's executive compensation program.  In accordance with this agreement, for fiscal 2006, Mr. Levine received 30% his total annual incentive bonus potential, for a total of $150,000, or 30% of his base salary.  The bonus payout was based on the Company's achievement of certain operating income targets for fiscal 2006, and on the Compensation Committee's assessment of Mr. Levine's overall individual performance.  Mr. Levine also participated in the Company's quarterly incentive program, pursuant to which he received a total of $2,500, or 0.5% of his base salary.  Pursuant to his employment agreement, Mr. Levine was granted option to purchase 150,000 shares of Company common stock on April 27, 2005 and, subsequently upon the Compensation Committee's decision to shift equity compensation from options to restricted stock, he was awarded 80,000 shares of restricted stock which vest in equal annual installments over five years.

Policy with Respect to Section 162(m) of the Internal Revenue Code.  Subject to certain exceptions, Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to certain executive officers in a taxable year.  One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based.  At the 2005 Annual Meeting, the Company obtained shareholder approval for the Company's 2005 Long-Term Incentive Plan which was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation.  As a result, the Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit.  However, there can be no assurance that the options will so qualify.  The Committee intends to structure future equity and cash awards under the 2005 Plan so as to qualify as "performance-based" compensation under Section 162(m) to the extent it is deemed appropriate in light of the goals set forth above.

The cash compensation paid to the Company's executive officers for the 2006 fiscal year did not exceed the $1 million limit per officer, nor is the compensation to be paid to the Company's executive officers, other than the Chief Executive Officer, for the 2007 fiscal year expected to reach that level.  If the Chief Executive Officer earns the maximum bonus under his existing bonus program for fiscal 2007, his compensation may exceed the $1 million limit and, to the extent it does so, will not be deductible by the Company.  The Compensation Committee intends to continue to consider the provisions of Section 162(m) in the future to the extent consistent with the best interests of the Company.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Walter W. Faster Michael Nakonechny Ronald J. Rossi Jeffrey W. Ubben

July 17, 2006

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AUDIT COMMITTEE REPORT

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

As more fully described in its charter, the Audit Committee oversees the Company's financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors.  The Audit Committee approved the engagement of Ernst & Young LLP as the Company's independent auditors for fiscal year 2006.  Management has the primary responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2006 with management and Ernst & Young LLP.  Management and Ernst & Young LLP have represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended.  In addition, the Audit Committee has discussed with Ernst & Young LLP, the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committee."  The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit.  The Audit Committee periodically meets with Ernst & Young LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended March 31, 2006 be included in the Company's Annual Report on Form 10‑K filed with Securities and Exchange Committee.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Michael L. Emmons, Chairman Walter W. Faster Michael Nakonechny Joseph E. Whitters

July 17, 2006

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STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company's common stock with the cumulative total return on (i) Mentor Corporation; (ii) NYSE Composite; and (iii) the Coredata Industry Group 521-Medical Appliances and Equipment Index ("Coredata Industry Index") during the five fiscal years ended March 31, 2006. The comparison assumes $100 was invested on April 1, 2001 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

INDEX	03/31/01	03/31/02	03/31/03	03/31/04	03/31/05	03/31/06
Mentor Corporation	100.00	161.03	153.35	274.76	298.89	428.34
NYSE Composite	100.00	96.33	69.94	99.90	112.31	133.95
Peer Group	100.00	128.42	124.24	171.57	164.53	171.93

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Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings, nor are such Report or Graph to be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and New York Stock Exchange an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5.  Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting rules.  As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership, reports of changes in ownership and in filing these reports on their behalf.

To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except with respect to the following items, which were not timely filed:  Form 4 filed by Joseph Whitters reporting the grant of 20,000 Stock options with a $34.43 exercise price granted on February 25, 2005 was reported April 29, 2005.  A Form 4 filed by Walter Faster reporting the grant of 4,857 restricted shares on October 5, 2005 and was reported October 11, 2005.

CERTAIN TRANSACTIONS

On March 2, 2006, the Company repurchased 935,814 shares and 60,000 shares of Company common stock from Mr. Glover and Dr. Young, respectively, after their retirement from the Board of Directors.   The repurchase was part of the Company's ongoing share repurchase program and was pre-approved by the Audit Committee and the Board of Directors.  The repurchased price was $43 per share, a 3% discount from the closing market price quoted on the New York Stock Exchange of $44.37 on March 2, 2006.

As part of the Company's share repurchase program, the Company agreed on June 5, 2006, to repurchase from an investment partnership managed by ValueAct Capital Master Fund, L.P. 2 million shares of its common stock at $42 per share, a 0.5% discount from the closing market price quoted on the New York Stock Exchange of $42.21 on June 5, 2006.  The 2.0 million shares were repurchased for a total of $84 million and represented approximately 4.6% of the outstanding shares before the transaction.  After the transaction, ValueAct Capital, through several of its investment partnerships, continues to own more than 2 million shares of common stock, or approximately 5% of the outstanding shares of the Company.  Mr. Jeffrey Ubben, a Managing Director of ValueAct Capital, is a member of the Company's Board of Directors.  The repurchase of these shares was pre-approved by the Audit Committee and the Board of Directors with interested parties abstaining or not in attendance.

Since April 1, 2005, the Company has paid approximately $70,000 for legal services provided by the law firm Hewitt & O'Neil LLP.  The brother-in-law of Loren McFarland, the Company's Chief Financial Officer, is a partner at Hewitt & O'Neil LLP.

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DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2007 Annual Meeting must be received no later than March 31, 2007, in order to be included in the proxy statement and form of proxy relating to that meeting.  However, if the date of the 2007 Annual Meeting is changed by more than 30 days from the date of this year's Annual Meeting (September 13th), then the deadline for submission of shareholder proposals would be a reasonable time before the Company begins to print and mail its proxy materials.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside the Rule 14a-8 process for consideration at the 2007 Annual Meeting will be June 14, 2007.  As to matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposals shall be granted to the persons designated in the Company's proxy related to the 2007 Annual Meeting.

SHAREHOLDERS COMMUNICATIONS WITH DIRECTORS

Company shareholders who want to communicate with the Board of Directors or any individual director can write to the following address:

Mentor Corporation
Attention:  Corporate Secretary
201 Mentor Drive
Santa Barbara, CA  93111

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Joseph A. Newcomb
Joseph A. Newcomb
Secretary

Dated:  July 29, 2006

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MENTOR CORPORATION, 201 MENTOR DRIVE, SANTA BARBARA, CALIFORNIA, 93111.  OUR SEC FILINGS ARE ALSO AVAILABLE ON THE COMPANY'S WEBSITE UNDER "INVESTOR RELATIONS" AT http://www.mentorcorp.com AND THE SEC's WEBSITE AT http://www.sec.gov.

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MENTOR CORPORATION
ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF MENTOR CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2006 Annual Meeting of Shareholders of Mentor Corporation (the "Company"), to be held September 1 3, 2006 and the proxy statement, and hereby appoints Joseph E. Whitters and Joshua H. Levine, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Four Seasons Resort, The Biltmore, 1260 Channel Drive, Santa Barbara, California, at 10:00 a.m. (local time), on September 13, 2006, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. To approve a decrease in the authorized number of members of the Board of Directors from nine to seven.
o FOR	o AGAINST	o ABSTAIN
2. To elect a Board of seven directors to serve until the next Annual Meeting, or until their successors are duly elected and qualified.
o FOR ALL nominees listed below*	o WITHHOLD AUTHORITY for all nominees listed below*	o EXCEPTIONS*

*INSTRUCTION: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for an individual while voting for others, check the "Exceptions" box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

Joseph E. Whitters; Michael L. Emmons; Walter W. Faster; Joshua H. Levine; Michael Nakonechny; Ronald J. Rossi; Jeffrey W. Ubben;
3. To approve an amendment to the 2005 Long-Term Incentive Plan to increase the aggregate number of shares of the Company's Common Stock available for award grants by 1,600,000 shares.
o FOR	o AGAINST	o ABSTAIN
4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 2007.
o FOR	o AGAINST	o ABSTAIN
5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 1, FOR THE NOMINEES LISTED IN PROPOSAL NO. 2, FOR THE APPROVAL OF PROPOSAL NO. 3, AND FOR THE APPROVAL OF PROPOSAL NO. 4.  THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.  A MAJORITY OF THE PROXIES OR SUBSTITUTES PRESENT AT THE MEETING MAY EXERCISE ALL POWERS GRANTED HEREBY.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof.

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

                                                                                                                Date:                                                                      , 2006
Signature

                                                                                                                Date:                                                                      , 2006
Signature

Please MARK, SIGN, DATE and RETURN this PROXY in the enclosed self-addressed envelope

EXHIBIT A

MENTOR CORPORATION
2005 LONG-TERM INCENTIVE PLAN

1.       PURPOSE OF PLAN

The purpose of this Mentor Corporation 2005 Long-Term Incentive Plan (this "Plan") of Mentor Corporation, a Minnesota corporation (the "Corporation"), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  This Plan amends and restates the Corporation's Amended 2000 Long-Term Incentive Plan.  The Share Limit set forth in Section 4.2 applies to awards granted under this Plan before and after this amendment and restatement of this Plan.  For purposes of clarity, no additional shares are added to the Share Limit as a result of this amendment and restatement.

2.       ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws.  An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.       PLAN ADMINISTRATION

3.1          The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards.  The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

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With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.  Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act).  To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2          Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)          determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)          grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)          approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)          construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)          cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)           accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)          adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise price of any option;

(h)          determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

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(i)           determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)           acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)          determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3          Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4          Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5          Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1          Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2          Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 7,600,0001 shares (the "Share Limit").  The following limits also apply with respect to awards granted under this Plan:

(a)          The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,000,000 shares.

(b)          The maximum number of shares of Common Stock subject to options that are granted during any fiscal year to any individual under this Plan is 500,000 shares.

(c)           The maximum number of shares of Common Stock subject to all awards that are granted during any fiscal year to any individual under this Plan is 500,000 shares.  This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

1 The current aggregate Share Limit for this Plan is 6,000,000 shares.  Shareholders are being asked to approve an amendment to this Plan that would increase the aggregate share limit by an additional 1,600,000 shares so that the new aggregate Share Limit for this Plan would be 7,600,000 shares.

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(d)          In no event will greater than ten percent (10%) of the total shares of Common Stock available for award grant purposes under this Plan be used for purposes of granting certain "Special Full-Value Awards" referred to in Section 5.1.4.

(e)           Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3          Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.  In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan.  To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued.  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.  Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.  The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4          Reservation of Shares; No Fractional Shares; Minimum Issue.  The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).  No fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.       AWARDS

5.1          Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are:

5.1.1           Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options).  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

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5.1.2           Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code.  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3           Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.1.4           Minimum Vesting Requirements.  Except for any accelerated vesting required or permitted pursuant to Section 7 and except as otherwise provided in the following provisions of this Section 5.1.4, and subject to such additional vesting requirements or conditions as the Administrator may establish with respect to the award, each award granted under this Plan that is a Full-Value Award (as defined below) and payable in shares of Common Stock shall be subject to the following minimum vesting requirements:  (a) if the award includes a performance-based vesting condition, the award shall not vest earlier than the first anniversary of the date of grant of the award and vesting shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on such vesting date; and (b) if the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in monthly installments over the three-year period immediately following the date of grant of the award and vesting of any vesting installment of the award shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on the date such installment is scheduled to vest; provided that the Administrator may accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in connection with a change in control of the award holder's employer (or a parent thereof) or of the reportable segment of the Corporation that employs the award holder, the termination of the award holder's employment (including a termination of employment due to the award holder's death, disability or retirement, but not including a termination of employment by the award holder's employer for cause), or as consideration or partial consideration for a release by the award holder of pending or threatened claims against the Corporation, the award holder's employer, or any of their respective officers, directors or other affiliates (regardless of whether the release is given in connection with a termination of employment by the award holder's employer for cause or other circumstances).  The Administrator may, however, accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the preceding sentence, in such circumstances as the Administrator may deem appropriate; provided, however, that the portion of any such Full-Value Award that vests earlier than the minimum vesting dates that would be applicable pursuant to the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award.  For purposes of this Plan that is neither (1) a delivery of shares in respect of compensation earned but deferred nor (2) a stock option.

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5.2          Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.3 above may be, and options granted with an exercise price not less than the fair market value of a share of Common Stock at the date of grant ("Qualifying Options") typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards").  The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing.  Any Qualifying Option shall be subject only to the requirements of Sections 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.  Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1           Class; Administrator.  The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries.  The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2           Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion:  earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof.  These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries.  To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.  Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.  The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3           Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.  Grants of Qualifying Options to any one participant in any one fiscal year shall be subject to the limit set forth in Section 4.2(b).  The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and other than cash awards covered by the following sentence) that are granted to any one participant in any one fiscal year shall not exceed 100,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1.  In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one fiscal year shall not exceed $1,000,000.  Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4           Certification of Payment.  Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5           Reservation of Discretion.  The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

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5.2.6           Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options) shall terminate upon the first meeting of the Corporation's shareholders that occurs in the fifth year following the year in which the Corporation's shareholders first approve this restated Plan.

5.3          Award Agreements.  Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award.  The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.  The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4          Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5          Consideration for Common Stock or Awards.  The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•       services rendered by the recipient of such award;

•       cash, check payable to the order of the Corporation, or electronic funds transfer;

•       notice and third party payment in such manner as may be authorized by the Administrator;

•       the delivery of previously owned shares of Common Stock;

•       by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•       subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery.  Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

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5.6          Definition of Fair Market Value.  For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock as reported on the composite tape for securities listed in the New York Stock Exchange (the "Exchange") for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price for a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price for a share of Common Stock as reported on the composite tape for securities listed on the Exchange available on the date in question or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7          Transfer Restrictions.

5.7.1           Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2           Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be a transfer for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than fifty percent of the voting interests are held by the Eligible Person or by the Eligible Person's family members).

5.7.3           Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)          transfers to the Corporation,

(b)          the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)          subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)          if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)          the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8          International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

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6.       EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1         General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2         Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3         Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.       ADJUSTMENTS; ACCELERATION

7.1          Adjustments.  Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)          proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)          make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

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The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise price of the award.  With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.  In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2          Automatic Acceleration of Awards.  Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3          Possible Acceleration of Awards.  Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award.  The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances.  For purposes of this Plan, "Change in Control Event" means any of the following:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)          Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)           Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 20% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)          Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4          Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5          Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur.  The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6          Possible Rescission of Acceleration.  If the vesting of an award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

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7.7          Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code.  If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.  Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.       OTHER PROVISIONS

8.1          Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2          No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3          No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4          Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

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8.5          Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)          require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)          deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.  The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6          Effective Date, Termination and Suspension, Amendments.

8.6.1          Effective Date.  This Plan is effective as of July 25, 2005, the date of its approval by the Board (the "Effective Date").  This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date.  Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date.  After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2          Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

8.6.3          Shareholder Approval.  An amendment to this Plan shall be subject to shareholder approval:  (a) to the extent then required by applicable law or any applicable listing agency or required under Section 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, (b) if shareholder approval for the amendment is otherwise deemed necessary or advisable by the Board or (c) if the amendment increases the Share Limit set forth in Section 4.2.

8.6.4          Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

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8.6.5          Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7          Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8          Governing Law; Construction; Severability.

8.8.1          Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Minnesota.

8.8.2          Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3          Plan Construction.

(a)          Rule 16b-3.  It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)          Section 162(m).  Awards under Section 5.1.3 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award.  It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9         Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

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8.10       Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11       Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12       No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13       Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

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